Media Contact:
Dana Stelsel
Director, Communications
(765) 771-5766
dana.stelsel@onewabash.com

Investor Relations:
Ryan Reed
Sr Director, Corporate Development & Investor Relations
(765) 490-5664
ryan.reed@onewabash.com

Wabash Announces Third Quarter 2022 Results

▪Record quarterly revenue of $655.2 million
▪Operating income of $52.9 million with operating margin at 8.1%, up 430 basis points year-over-year
▪Record earnings per share of $0.73, exceeding prior quarterly outlook range
▪Robust backlog of $2.3B establishes a third quarter record; increases 20% year-over-year
▪2022 EPS outlook increased to $2.15

LAFAYETTE, Ind. – October 26, 2022 – Wabash (NYSE: WNC), the innovation leader of connected solutions for the transportation, logistics and distribution industries, today reported results for the quarter ended September 30, 2022.
Net sales for the third quarter 2022 of $655.2 million increased 35.8% versus the prior year quarter as the Company continued to execute well on strong customer demand. Consolidated gross profit was $92.0 million, or 14.0% of sales. Operating income was $52.9 million, or 8.1% of sales during the quarter. Versus the same quarter last year, gross and operating margins expanded by 340 basis points and 430 basis points, respectively. Third quarter diluted earnings per share was $0.73, which exceeded the Company's prior quarterly outlook.
Total company backlog as of September 30, 2022 was approximately $2.3 billion, which is an increase of 20 percent versus the third quarter of 2021 and also represents an all-time third quarter record.
“During the third quarter, Wabash executed very well to generate record sales of $655.2 million as well as record quarterly EPS of $0.73," explained Brent Yeagy, president and chief executive officer. “This is a meaningful step forward in our financial performance and what makes the quarter even more exciting is the progress made against our strategic plan as we added new dealers, announced a new product line brand, and added additional strategically-aligned expertise to our board of directors that will support Wabash for years into the future.”
For the full-year ending December 31, 2022, the company maintained its outlook for revenue of $2.5 billion and increased its EPS guidance to $2.15.

“Demand conditions remain strong as evidenced by our order book, which set a third quarter record at $2.3 billion and implies $1.7 billion of orders in 2023," said Yeagy. "Our process of booking orders has shifted from transactional to strategic as we engage with customers to plan for how Wabash can serve their needs from across our first to final mile portfolio for the next several years as opposed to the usual one-year out conversation and we expect to have updates on that front in the weeks and months to come.”
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the third quarter of 2022 and 2021. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended September 30,	2022	2021
New Units Shipped
Trailers	13,365	12,455
Truck bodies	4,115	3,780

	Transportation Solutions		Parts & Services
Three Months Ended September 30,	2022	2021	2022	2021
	(Unaudited, dollars in thousands)
Net sales	$611,779	$442,636	$46,728	$41,903
Gross profit	$80,779	$44,705	$11,226	$8,268
Gross profit margin	13.2%	10.1%	24.0%	19.7%
Income from operations	$63,274	$25,970	$7,732	$4,148
Income from operations margin	10.3%	5.9%	16.5%	9.9%
Transportation Solutions’ net sales for the third quarter were $611.8 million, an increase of 38.2%, as compared to the prior year quarter, as operations continued to scale up. Operating income was $63.3 million or 10.3% of sales during the quarter.
Parts & Services' net sales for the third quarter were $46.7 million, an increase of 11.5% as compared to the prior year quarter as the segment continued to achieve milestones along its path of strategic growth. Operating income was $7.7 million, or 16.5% of sales during the quarter.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, free cash flow, adjusted operating income and margin, adjusted net income attributable to common stockholders, adjusted diluted earnings per share, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.
Operating EBITDA includes noncontrolling interest and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income, the most comparable GAAP financial measure, is included in the tables following this release.

Free cash flow is defined as net cash provided by (used in) operating activities minus cash payments for capital expenditures. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash used in operating activities, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted operating income and margin, non-GAAP financial measures, exclude certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income and margin excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income and margin to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect adjustments for debt transactions and the impact of sales and divestitures, and the related tax effects of these adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net income attributable to common stockholders and adjusted diluted earnings per share to net income attributable to common stockholders and diluted earnings per share, the most comparable GAAP financial measures, are included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Third Quarter 2022 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Wednesday, October 26, 2022, beginning at 11:00 a.m. EDT. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website at www.onewabash.com. The conference call will also be accessible by dialing (888) 440-6928, conference ID 6579482. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About
Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include a continued or prolonged shutdown or reduction of our operations, substantially reduced customer orders or sales volumes and supply disruptions due to the coronavirus (COVID-19) outbreak, the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$81,478	$71,778
Accounts receivable, net	248,086	176,511
Inventories, net	309,701	237,621
Prepaid expenses and other	35,251	43,795
Total current assets	674,516	529,705
Property, plant, and equipment, net	252,383	232,425
Goodwill	188,441	188,443
Intangible assets, net	102,415	114,441
Other assets	51,560	42,057
Total assets	$1,269,315	$1,107,071
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Current portion of finance lease obligations	—	59
Accounts payable	239,049	173,950
Other accrued liabilities	158,315	115,316
Total current liabilities	397,364	289,325
Long-term debt	443,662	428,315
Deferred income taxes	33,100	36,019
Other non-current liabilities	34,714	27,873
Total liabilities	908,840	781,532
Commitments and contingencies
Noncontrolling interest	373	—
Wabash National Corporation stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 48,065,277 and 48,954,482 shares outstanding, respectively	765	759
Additional paid-in capital	662,581	653,978
Retained earnings	150,943	92,111
Accumulated other comprehensive (loss) income	(7,474)	859
Treasury stock at cost, 28,509,690 and 27,013,275 common shares, respectively	(446,713)	(422,168)
Total Wabash National Corporation stockholders' equity	360,102	325,539
Total liabilities, noncontrolling interest, and equity	$1,269,315	$1,107,071

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$655,150	$482,566	$1,844,680	$1,323,991
Cost of sales	563,145	431,521	1,616,586	1,170,172
Gross profit	92,005	51,045	228,094	153,819
General and administrative expenses	27,845	20,966	85,121	66,740
Selling expenses	7,752	5,590	21,337	18,320
Amortization of intangible assets	3,184	5,631	12,026	17,228
Impairment and other, net	349	595	692	(631)
Income from operations	52,875	18,263	108,918	52,162
Other income (expense):
Interest expense	(5,210)	(5,847)	(15,341)	(18,031)
Other, net	(179)	232	(577)	(195)
Other expense, net	(5,389)	(5,615)	(15,918)	(18,226)
Income before income tax expense	47,486	12,648	93,000	33,936
Income tax expense	11,130	1,640	21,831	7,459
Net income	36,356	11,008	71,169	26,477
Net income attributable to noncontrolling interest	186	—	373	—
Net income attributable to common stockholders	$36,170	$11,008	$70,796	$26,477

Net income attributable to common stockholders per share:
Basic	$0.75	$0.22	$1.45	$0.52
Diluted	$0.73	$0.22	$1.43	$0.51
Weighted average common shares outstanding (in thousands):
Basic	48,515	49,974	48,849	51,116
Diluted	49,402	50,581	49,651	51,785

Dividends declared per share	$0.08	$0.08	$0.24	$0.24

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net income	$71,169	$26,477
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	25,239	19,593
Amortization of intangibles	12,026	17,228
Net gain on sale of property, plant and equipment and business divestiture	(635)	(1,447)
Loss on debt extinguishment	—	452
Deferred income taxes	(178)	(1,756)
Stock-based compensation	7,367	5,889
Impairment	1,339	817
Non-cash interest expense	644	882
Accounts receivable	(71,575)	(118,176)
Inventories	(72,080)	(96,818)
Prepaid expenses and other	(716)	1,054
Accounts payable and accrued liabilities	101,101	65,424
Other, net	(1,545)	6,152
Net cash provided by (used in) operating activities	72,156	(74,229)
Cash flows from investing activities
Cash payments for capital expenditures	(42,304)	(20,192)
Proceeds from the sale of assets	1,445	21,967
Net cash (used in) provided by investing activities	(40,859)	1,775
Cash flows from financing activities
Proceeds from exercise of stock options	1,241	1,949
Dividends paid	(12,176)	(12,470)
Borrowings under revolving credit facilities	72,244	347
Payments under revolving credit facilities	(57,279)	(347)
Principal payments under finance lease obligations	(59)	(259)
Principal payments under term loan credit facility	—	(30,000)
Debt issuance costs paid	(1,023)	(50)
Stock repurchases	(24,545)	(55,019)
Net cash used in financing activities	(21,597)	(95,849)
Cash and cash equivalents:
Net increase (decrease) in cash, cash equivalents, and restricted cash	9,700	(168,303)
Cash, cash equivalents, and restricted cash at beginning of period	71,778	217,677
Cash, cash equivalents, and restricted cash at end of period	$81,478	$49,374

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended September 30,	2022	2021
Units Shipped
New trailers	13,365	12,455
New truck bodies	4,115	3,780
Used trailers	20	15

Three Months Ended September 30,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2022
New Trailers	$529,659	$1,150	$(301)	$530,508
Used Trailers	—	693	—	693
Components, parts and service	—	34,171	—	34,171
Equipment and other	82,120	10,714	(3,056)	89,778
Total net external sales	$611,779	$46,728	$(3,357)	$655,150
Gross profit	$80,779	$11,226	$—	$92,005
Income (loss) from operations	$63,274	$7,732	$(18,131)	$52,875
Adjusted income (loss) from operations[1]	$63,274	$7,732	$(18,131)	$52,875

2021
New Trailers	$375,430	$—	$—	$375,430
Used Trailers	—	465	—	465
Components, parts and service	—	31,974	—	31,974
Equipment and other	67,206	9,464	(1,973)	74,697
Total net external sales	$442,636	$41,903	$(1,973)	$482,566
Gross profit	$44,705	$8,268	$(1,928)	$51,045
Income (loss) from operations	$25,970	$4,148	$(11,855)	$18,263
Adjusted income (loss) from operations[1]	$25,970	$4,148	$(11,855)	$18,263

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Nine Months Ended September 30,	2022	2021
Units Shipped
New trailers	38,910	33,710
New truck bodies	11,550	13,330
Used trailers	80	70

Nine Months Ended September 30,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2022
New Trailers	$1,476,052	$1,392	$(973)	$1,476,471
Used Trailers	—	2,382	—	2,382
Components, parts and service	—	105,208	—	105,208
Equipment and other	233,774	34,849	(8,004)	260,619
Total net external sales	$1,709,826	$143,831	$(8,977)	$1,844,680
Gross profit	$194,516	$33,578	$—	$228,094
Income (loss) from operations	$142,944	$22,659	$(56,685)	$108,918
Adjusted income (loss) from operations[1]	$142,944	$22,659	$(56,685)	$108,918

2021
New Trailers	$966,193	$—	$—	$966,193
Used Trailers	165	1,690	—	1,855
Components, parts and service	—	101,747	—	101,747
Equipment and other	223,815	35,586	(5,205)	254,196
Total net external sales	$1,190,173	$139,023	$(5,205)	$1,323,991
Gross profit	$129,776	$28,912	$(4,869)	$153,819
Income (loss) from operations	$69,492	$18,509	$(35,839)	$52,162
Adjusted income (loss) from operations[1]	$69,492	$16,635	$(35,839)	$50,288

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating Income[1]	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Transportation Solutions
Income from operations	$63,274	$25,970	$142,944	$69,492
Adjustments:
N/A	—	—	—	—
Adjusted operating income	63,274	25,970	$142,944	$69,492

Parts & Services
Income from operations	7,732	4,148	22,659	18,509
Adjustments:
Gain on divestiture of Extract Technology	—	—	—	(1,874)
Adjusted operating income	7,732	4,148	22,659	16,635

Corporate
Loss from operations	(18,131)	(11,855)	(56,685)	(35,839)
Adjustments:
N/A	—	—	—	—
Adjusted operating loss	(18,131)	(11,855)	(56,685)	(35,839)

Consolidated
Income from operations	52,875	18,263	$108,918	$52,162
Adjustments:
Gain on divestiture of Extract Technology	—	—	—	(1,874)
Adjusted operating income	$52,875	$18,263	$108,918	$50,288

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$36,356	$11,008	$71,169	$26,477
Income tax expense	11,130	1,640	21,831	7,459
Interest expense	5,210	5,847	15,341	18,031
Depreciation and amortization	11,941	12,343	37,265	36,821
Stock-based compensation	2,720	1,673	7,367	5,889
Impairment and other, net	349	595	692	(631)
Other, net	179	(232)	577	195
Operating EBITDA	$67,885	$32,874	$154,242	$94,241

Adjusted Net Income Attributable to Common Stockholders[2]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income attributable to common stockholders	$36,170	$11,008	$70,796	$26,477
Adjustments:
Loss on debt extinguishment	—	—	—	452
Gain on divestiture of Extract Technology	—	—	—	(1,874)
Tax effect of aforementioned items	—	—	—	327
Adjusted net income attributable to common stockholders	$36,170	$11,008	$70,796	$25,382

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Diluted earnings per share	$0.73	$0.22	$1.43	$0.51
Adjustments:
Loss on debt extinguishment	—	—	—	0.01
Gain on divestiture of Extract Technology	—	—	—	(0.04)
Tax effect of aforementioned items	—	—	—	0.01
Adjusted diluted earnings per share	$0.73	$0.22	$1.43	$0.49

Weighted average diluted shares outstanding (in thousands)	49,402	50,581	49,651	51,785

1 Operating EBITDA includes noncontrolling interest and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect adjustments for debt transactions and the impact of sales and divestitures, and the related tax effects of these adjustments.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash (used in) provided by operating activities	$(10,518)	$(61,143)	$72,156	$(74,229)
Cash payments for capital expenditures	(19,935)	(9,129)	(42,304)	(20,192)
Free cash flow[1]	$(30,453)	$(70,272)	$29,852	$(94,421)

	Twelve Months Ended December 31,
	2021	2020
Net cash (used in) provided by operating activities	$(7,470)	$124,134
Cash payments for capital expenditures	(49,105)	(20,131)
Free cash flow[1]	$(56,575)	$104,003

1 Free cash flow is defined as net cash provided by (used in) operating activities minus cash payments for capital expenditures. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash used in operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended September 30,	2022	2021	2022	2021
Income from operations	$63,274	$25,970	$7,732	$4,148
Depreciation and amortization	10,491	10,617	559	1,062
Impairment and other, net	258	109	15	492
Adjusted segment EBITDA	$74,023	$36,696	$8,306	$5,702

Adjusted segment EBITDA margin	12.1%	8.3%	17.8%	13.6%

	Transportation Solutions		Parts & Services
Nine Months Ended September 30,	2022	2021	2022	2021
Income from operations	$142,944	$69,492	$22,659	$18,509
Depreciation and amortization	32,729	31,455	2,237	3,674
Impairment and other, net	(360)	935	5	(1,560)
Adjusted segment EBITDA	$175,313	$101,882	$24,901	$20,623

Adjusted segment EBITDA margin	10.3%	8.6%	17.3%	14.8%

1 Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.